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                                                                   EXHIBIT a(10)

                     AMENDMENT NO. 6 TO TRUST INSTRUMENT OF
                          ING VARIABLE INSURANCE TRUST

    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                           EFFECTIVE: SEPTEMBER 2, 2003

      THIS AMENDMENT NO. 6 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15, 1999 (the "Trust Instrument"), as amended, reflects resolutions adopted by the Board of Trustees on February 25, 2003, with respect to ING GET U.S. Core Portfolio - Series 2, new series of the Trust acting pursuant to Sections 2.1 and 2.6 of the Trust Instrument of the Trust. The resolution serves to establish and designate the series.

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                          ING VARIABLE INSURANCE TRUST

                             SECRETARY'S CERTIFICATE

      I, Kimberly A. Anderson, Secretary of ING Variable Insurance Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on February 25, 2003 with regard to the designation of a new series of the Trust:

            RESOLVED, that pursuant to Article II, Sections 2.1 and 2.6 of the Trust Instrument dated July 15, 1999, as amended, of the Trust (the "Trust Instrument"), the establishment of an additional separate series designated as ING GET U.S. Core Portfolio - Series 2 be, and it hereby is, approved and that the officers of the Trust be, and hereby are, authorized to prepare, execute and deliver an Amendment to the Trust Instrument to establish the series, to be effective on a date deemed appropriate by the officers of the Trust.

                                               /s/ Kimberly A. Anderson
                                               ---------------------------------
                                                Kimberly A. Anderson
                                                Secretary

Dated: SEPTEMBER 2, 2003